                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated January 20, 2000, appearing in this Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1999, in the following registration statements:

                       Registration
      Form             Statement No                          Description
-----------------  ---------------------   -------------------------------------------------

      S-3               333-56431          $8,000,000,000 General Motors Acceptance
                                           Corporation Variable Denomination Adjustable
                                           Rate Demand Notes

      S-3               333-31166          $15,000,000,000 General Motors Acceptance
                                           Corporation Medium Term Notes

      S-3               333-84309          $5,000,000,000 General Motors Acceptance
                                           Corporation SmartNotes

      S-3               333-75463          $10,000,000,000 General Motors Acceptance
                                           Corporation Debt Securities and Warrants to
                                           Purchase Debt Securities


s/ DELOITTE & TOUCHE LLP
---------------------------
   DELOITTE & TOUCHE LLP

Detroit, Michigan

March 10, 2000


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